UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2020

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,	Boston,	Massachusetts	02114
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.
On August 6, 2020, Rapid7, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2020. The Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of New Director
On August 4, 2020, the Company's Board of Directors (the “Board”), upon recommendation of its Nominating and Corporate Governance Committee, appointed Reeny Sondhi to serve as a member of the Board, effective immediately. Ms. Sondhi will serve in the class of directors whose term expires at the Company’s Annual Meeting of Stockholders to be held in 2022. In addition, Ms. Sondhi was appointed as a member of the Audit Committee of the Board, effective immediately.
Ms. Sondhi, age 48, has served as the Chief Security Officer of Autodesk, Inc. since July 2018. Previously, she was Autodesk’s Vice President, Chief of Product and Cloud Security from August 2015 to July 2018. Prior to joining Autodesk, from March 2005 to August 2015, Ms. Sondhi was employed by EMC Corporation, where she served most recently as Senior Director, Security Engineering and Assurance. Ms. Sondhi holds a B.S. in electronics engineering from Government Engineering College, Bhopal and a post graduate diploma in management from Institute of Management Development and Research.
There are no arrangements or understandings between Ms. Sondhi and any other persons pursuant to which Ms. Sondhi was appointed as a director of the Company.
Ms. Sondhi will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2020. In addition, pursuant to the Company’s Non-Employee Director Compensation Policy, on August 4, 2020, Ms. Sondhi was granted an initial one-time grant in connection with her appointment to the Board (the “Initial Director Grant”) of restricted stock units covering 5,785 shares of the Company’s common stock. The Initial Director Grant will vest over three years, with one-third (1/3) of the shares of such award vesting on each of the first three anniversaries of the grant date, and vest in full upon the consummation of a change in control transaction, subject to Ms. Sondhi's continued service as a member of the Board through such vesting dates. The Initial Director Grant is subject to the terms of the Company’s 2015 Equity Incentive Plan, as amended and the restricted stock units award agreement thereunder. Furthermore, Ms. Sondhi is entitled to receive additional annual equity awards in accordance with the terms and conditions of the Company’s Non-Employee Director Compensation Policy.
In addition, Ms. Sondhi will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 10, 2016.
A copy of the press release announcing Ms. Sondhi’s appointment to the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of August 6, 2020.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: August 6, 2020	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer